                                 LEASE AGREEMENT

                        ARTICLE I BASIC LEASE PROVISIONS

1.1   "Landlord":                         Eastlake at Hamlin, LLC, d.b.a. Remi

1.2   "Tenant":                           Online Specialty Retailing, Inc.,
                                          d.b.a. GreatFood.com

1.3   "Premises":                         2731 Eastlake Ave. E., Seattle,
                                          Washington, 98102. The Premises
                                          consists of approximately 2,875 square
                                          feet of office area located within the
                                          Building Complex hereinafter referred
                                          to as "Property". The Property and
                                          Premises are more clearly defined and
                                          legally described on Exhibits A and B.

1.4   "Term":                             Commencing upon the Commencement Date
                                          (as defined in Article III herein) and
                                          expiring thirty-six (36) months
                                          thereafter.

      1.4.1 "Termination Option":         Any time after the eighteenth (18th)
                                          month of the initial Lease term. Six
                                          (6) months prior written notice
                                          required.

      1.4.2 "Renewal Option":             One (1), three (3) year option to
                                          renew. Rent shall be at "market rate,"
                                          subject to annual CPI increases.

1.5   Scheduled "Commencement Date":      March 1, 1999

1.6   Scheduled "Termination Date":       February 28, 2002

1.7   "Basic Monthly Rent":               See Exhibit C.

1.8   "Allowed Use":                      General office purposes

1.9   "Advance Rent":                     On signing this Lease, Tenant shall
                                          pay Landlord Four Thousand Three
                                          Hundred Twelve & 50/100 Dollars
                                          ($4,312.50) to be applied toward
                                          payment of rent for the first month of
                                          the term of this Lease.

1.10  "Operating Expenses/Utilities":     Tenant shall pay for janitorial
                                          service for the Premises and for
                                          electricity used at the Premises,
                                          which shall be separately metered (any
                                          meters, if not existing, shall be
                                          installed at Landlord's expense). (See
                                          Article IV, Section 4.2.)

1.11  "Security Deposit":                 Four Thousand Three Hundred Twelve &
                                          50/100 Dollars ($4,312.50)

1.12  Notice Address of Tenant:           2731 Eastlake Ave. E.,
                                          Seattle, WA 98102

1.13  Notice Address of Landlord:         Eastlake at Hamlin
                                          c/o TEUTSCH PARTNERS
                                          2001 Western Avenue, Suite 330
                                          Seattle, WA 98121

1.14  Date:                               This Lease is dated, for reference
                                          purposes only, as of 1/25/99.

1.15  Agency Disclosure:

      1.15.1 At the time of the signing of this Agreement, Hans Kemp of Teutsch Partners LLC represented Tenant, and John Teutsch of Teutsch Partners LLC represented Landlord.

      1.15.2 Landlord and Tenant confirm that prior oral or written disclosure of agency was provided to them in this transaction.

1.16  Exhibits                            Exhibit A:  Legal Description of
                                                      Property
                                          Exhibit B:  Premises
                                          Exhibit C:  Base Rent Schedule
                                          Exhibit D:  Base Plans
                                          Exhibit E:  Work Schedule

                             ARTICLE II PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and on all of the terms and conditions of this Lease, the Premises.

                                ARTICLE III TERM

3.1.1 Term. The term of this Lease shall commence (the "Commencement Date") on the date set forth in Section 1.5. The Term shall expire on the Termination Date as set forth in Article I, unless sooner terminated pursuant to any provision hereof.

3.1.2 Termination Option. Tenant shall have the option to terminate the Lease any time after the eighteenth (18th) month of the initial Lease term. Tenant shall provide Landlord with six (6) months minimum, prior written notice of its intent to exercise this option. No option to terminate may be assigned by Tenant, and no assignee or subtenant shall have any right to exercise any such option.

3.1.3 Renewal Option.

      (a) Grant of Option. Provided Tenant is not in default at the time of notice of exercise of its extension rights or commencement of the renewal term, Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial Lease Term for one
            (1) period of thirty-six (36) months (the "Extended Term"). Tenant's extension rights shall apply to all of the Premises under lease to Tenant at the time. Tenant's right to extend the term of this Lease shall be personal and may not be exercised by any assignee or sublessee. To exercise Tenant's option to extend the Lease Term, Tenant shall give Landlord written notice of its election to extend on or before the last day of the thirtieth (30th) month of the Lease Term. From and after the commencement of an Extended Term, all of the terms, covenants, and conditions of the Lease shall continue in full force and effect as written, except that no option to terminate shall be granted to Tenant, and Base Rent shall be adjusted as provided in Paragraph (b) of this Section 3.1.3.

      (b) Rental Rate. If Tenant exercises an extension right pursuant to Paragraph (a) of this Section 3.1.3, the Base Rent for the Extended Term shall be equal to the market rate for a three (3) year term for comparable space in comparable buildings in the Seattle, Lake Union submarket ("Fair Market Rent"). Fair Market Rent shall take into account the value of any benefits to be made available to Tenant under the Lease. Landlord shall give Tenant notice of Landlord's estimation of Fair Market Rent not later than four (4) months before the end of the initial Lease Term. If Tenant disagrees with such estimate, it shall advise Landlord in writing thereof within fifteen
            (15) days of the Tenant's receipt of its notice. If there is a disagreement on such estimation, the parties shall promptly meet to attempt to resolve their differences. If the differences as to Fair Market Rent are not resolved within forty-five (45) days of Tenant's receipt of its notice, then the parties shall submit the matter to arbitration in accordance with the terms of Paragraph (c) of this
            Section 3.1.3 so that Fair Market Rent is determined no later than the first day of the Extended Term.

      (c) Arbitration. If the parties are unable to reach agreement on Fair Market Rent during the period specified in Paragraph (b) of this
            Section 3.1.3, then within ten (10) days thereafter either party may notify the other in writing of the name and address of its arbitrator. The arbitrator shall be qualified as a real estate appraiser familiar with rental rates in the Seattle, Lake Union submarket who would qualify as an expert witness. Within ten (10) days after receipt of such notice from the initiating party (the "Instigator") designating its arbitrator, the other party (the "Recipient) shall give notice to Instigator, specifying the name and address of the person designated by Recipient to act as arbitrator on its behalf who shall be similarly qualified. If Recipient fails to notify Instigator of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Instigator shall be the arbitrator and determine the issue. The duty of the arbitrator(s) shall be to determine the Fair Market Rent based solely on rental rates in the Lake Union area.

            If the two (2) arbitrators are so chosen the arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and, if within ten (10) days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rent, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of King County Superior Court. The three (3) arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedure set forth in this Section
            3.1.3. Where the issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties. In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share equally the fee and expense of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective parties engaging such counsel or calling such witnesses. The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examination. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. Time is of the essence in this Section 3.1.3.

3.2 Early Possession. If Tenant occupies the Premises before the Commencement Date of the term, all of Tenant's Lease obligations (including payment of Operating Expenses, but not Basic Monthly Rent) shall become effective immediately although such early possession shall not accelerate the Termination Date of this Lease.

                                 ARTICLE IV RENT

4.1 Basic Monthly Rent. Tenant shall pay to Landlord as rent for the Premises the Basic Monthly Rent, in advance, on the first day of each month of the term hereof. Rent for any period during the term hereof which is for less than one
(1) month shall be a pro-rata portion of the monthly installment. Rent shall be payable without notice or demand and without deduction, offset, or abatement, in lawful money of the United States of America to Landlord at such address or to such other persons or at such other places as Landlord may designate in writing.

4.2 Operating Expenses. Tenant shall pay for janitorial service for the Premises and for electricity used at the Premises, which shall be separately metered (any meters, if not existing, shall be installed at Landlord's expense). Landlord shall pay all other operating expenses (defined as the total costs and expenses in connection with the ownership, operation, maintenance, and repair of the Property, including, without limitation: taxes, insurance, water, security, maintenance and repair costs for any building system (such as plumbing, heating, ventilating, and air conditioning), common area maintenance, roof repair and replacement, landscaping, common area signage, common area lighting, elevator maintenance, disposal expenses, and reasonable property management fees. Tenant shall pay its proportionate share of all increases in operating expenses over the base year, 1999. Upon Tenant's written request, Landlord shall provide documentation of any increases.

                           ARTICLE V SECURITY DEPOSIT

The Security Deposit shall be security for Tenant's full performance of Tenant's lease obligations. If Tenant fails to pay rent or any other charges due from Tenant under this Lease, Landlord may elect to apply the Security Deposit toward the payment of such default. If Landlord applies any portion of the Security Deposit, Tenant shall, on ten (10) days written notice, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in Article 1; Tenant's failure to do so shall be a default. Landlord may commingle the Security Deposit with Landlord's other funds and no interest shall be paid or accrued on the Security Deposit. If Tenant performs all of Tenant's lease obligations, the Security Deposit (or so much as has not been applied by Landlord) shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under the Lease) within a reasonable time. Landlord may transfer the security deposit to the purchaser of his interest in the event of sale and Tenant shall look solely to such purchaser for return of the deposit.

                                 ARTICLE VI USE

6.1 Allowed Use. The Premises shall be used and occupied only for the Allowed Use and for no other purpose without prior written consent of Landlord, which consent may be withheld or conditioned as Landlord deem appropriate within its sole, unrestricted discretion. The designation of Tenant's Allowed Use shall not be deemed to be an agreement by Landlord to refrain from leasing other property to others for a similar use. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or, if there shall be more than one (1) tenant of the building containing the Premises, which shall tend to unreasonably disturb other tenants.

6.2 Compliance with Law. Tenant shall, at Tenant's expense, comply promptly with all present and future laws and requirements regulating the use of the Premises by Tenant or Tenant's business together with any laws providing for accessibility of the Premises, including access by disabled persons (ADA). Tenant shall not create or allow waste or a nuisance, or unreasonably disturb any other person.

6.3 Insurance Cancellation. Despite any other provision of this Lease, no use of the Premises may be made or permitted nor acts done which will adversely affect or increase the cost of any insurance policy maintained by Landlord.

6.4 Landlord's Rules and Regulations. Tenant shall comply with reasonable regulations made or changed by Landlord from time to time which regulations shall not conflict with any express provision of this Lease. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants.

6.5 Exterior Storage. Exterior storage, either permanent or temporary, of any materials, supplies or equipment in the Common Areas is strictly prohibited. Should Tenant violate this provision of the Lease, then in such event, Landlord may, at its option, without notice to Tenant, remove said materials, supplies or equipment and place such items in storage or dispose of at a refuse facility, the cost thereof to be reimbursed by Tenant within ten (10) days from receipt of a statement from Landlord.

6.6 Parking. Tenant shall, for the duration of the Lease term, have the exclusive use of the two (2) western-most stalls, free of charge, in the upper level, surface parking area. Tenant acknowledges that the remainder of the upper level surface parking area shall be reserved on a nonexclusive basis for the short term use by customers and invitees for those tenants with uses of a retail, service or consulting nature. Landlord shall provide Tenant with up to seven (7) additional parking stalls within The Building garage, for which Tenant shall pay the current market rate, subject to market adjustment not more than once per year. Employee parking shall be restricted to street parking on the east and west sides of the Property. Landlord reserves the right, in its sole discretion, to allocate a portion of the upper level parking lot for employee parking of certain office tenants. Landlord reserves the right to impose, from time to time, other reasonable parking regulations for the benefit of all tenants.

                 ARTICLE VII MAINTENANCE, REPAIRS AND ALTERATION

7.1 Landlord's Obligation. Except for damage caused or allowed by Tenant, its agents, representatives, employees, invitees, and/or assigns, Landlord shall maintain, at Landlord's expense and not as an Operating Expense, the structural foundations (floor, load-bearing walls), columns, and roof of the Property and Premises. In this Lease the term "structural foundations" is defined as the building foundations and footings, and concrete walls.

7.1.1 Common Areas. The term "Common Areas" refers to all areas within the Property which are made available, from time to time, for general use of all tenants and Landlord, which areas shall include, but not necessarily be limited to, parking areas, driveways, sidewalks, landscaped and planted areas, exterior of the buildings and shared systems on the Property and the like. The Landlord reserves the right, from time to time, to make changes in the shape, size, and location and extent of the land and improvements constituting the Common Areas. During the term of this Lease, Landlord shall operate, manage and maintain the Common Areas in a neat, clean, and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof. Operating expenses for Common Areas shall include, but not be limited to, all sums expended in connection with the Common Areas for all general maintenance and repairs, relocation of facilities, resurfacing, painting of the building exterior or common areas, striping, restriping, cleaning, snow removal, sweeping, janitorial services, maintenance and repair of sidewalks and curbs, signage, landscaping and irrigation systems, common area lighting and other utilities; directional signs and other markers and bumpers; and all maintenance including the repair or patching of the exterior roof, maintenance and repair of any heating, ventilation and air conditioning system, fire protection systems, common area lighting systems, storm drainage systems, and any utility systems; repairs or modifications to the Property for energy or safety purposes, and replacement of existing capital improvements in the Common Areas. Except as provided in this Section and as provided in this Lease as to damage by casualty, Landlord shall have no obligation to make any repair, change or improvement of the interior of the Premises.

7.2 Tenant's Obligations. Tenant, at Tenant's expense, shall maintain in good condition and appearance all and every part of the Premises (regardless whether the damaged portion of the Premises or the means of repairing the same are directly accessible from the interior of the Premises), including lighting facilities and equipment within the Premises, fixtures, walls, ceilings, and glass.

7.3 Construction of Premises. Landlord is, as of the date of this lease, currently converting the Premises from retail space to office space. Landlord agrees to complete the construction of the Premises in accordance with the Plans and Specifications which are attached as Exhibit D (the "Base Plans"). Landlord has provided an allowance (the "TI Allowance") in the amount of Twenty-Five Thousand Dollars ($25,000) to improve approximately 2,875 s.f. of ground floor office. The TI Allowance shall include all costs associated with the construction of the office improvements including architectural fees, permits and Washington State sales tax. The office improvements shall be constructed in accordance with the Base Plans. Any costs associated with the office improvements in excess of the TI Allowance shall be the responsibility of the Tenant.

      7.3.1 Work Schedule. Attached as Exhibit E is a schedule (the "Work Schedule") setting forth the estimated timetable for the construction and completion of the Premises. Landlord shall use its good faith efforts to secure substantial completion of the work in accordance with the Work Schedule. If there shall be a delay in substantial completion of the Premises or the issuance of a Certificate of Occupancy for the same, then the Commencement Date shall be delayed by the number of days of such delay.

      7.3.2 Landlord's Work. Landlord shall construct the Premises substantially in accordance with the Base Plans. Unless work is shown on the Base Plans as Landlord's Work or provided to be such herein, Landlord shall have no responsibility to perform or pay for such work.

      7.3.3 Tenant's Work. Tenant shall be responsible for constructing at its sole cost and expense including all costs for architectural fees, permits, etc., any additional improvements to the Premises beyond the improvements identified as Landlord's Work.

      7.3.4 Condition of Premises. Tenant acknowledges that neither Landlord, nor any agent of Landlord, has made any representation or warranty regarding the Premises and the Common Areas with respect to their suitability for the conduct of Tenant's business.

7.4 Surrender. On the Termination Date of this Lease, or on any sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and in accordance with Tenant's maintenance obligations and broom clean, ordinary wear and tear excepted. Tenant shall patch, fill and paint any holes resulting from attachment of any of Tenant's trade fixtures, furnishings and equipment. Lighting, doors, skylights, fixtures, heating, ventilating and air conditioning systems will all be surrendered in good serviceable condition. Tenant shall, at Landlord's option, remove any alterations or improvements made by Tenant without the prior written approval of Landlord.

7.5 Landlord's Rights. If Tenant fails to perform Tenant's maintenance obligations, Landlord may, at its option (but shall not be required to) enter the Premises, after ten (10) days prior written notice to Tenant or with no prior written notice in an emergency, and perform Tenant's maintenance obligations and Tenant shall immediately, fully reimburse Landlord for such expense together with interest thereon at the rate of twelve percent (12%) per annum.

7.6 Alterations and Additions.

      7.6.1 Without Landlord's prior written consent, Tenant shall not make any alterations, improvements or additions to the Premises, except for non-permanent changes costing less than Ten Thousand Dollars ($10,000) in the aggregate per year. As a condition of consent, Landlord may require that Tenant be responsible to remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to the prior condition; Landlord may impose such other conditions as are reasonable. Tenant shall secure all governmental permits required in connection with any such work.

Landlord may, at its sole option, require Tenant, at Tenant's expense, to obtain for Landlord's benefit a surety bond in an amount equal to the estimated cost of such work, to insure Landlord and the Property against any liability for liens arising from such work and to insure completion of the work.

      7.6.2 Before commencing any work relating to alterations, additions and improvements affecting the Premises (none of which are required or requested by Landlord, nor any obligation of Tenant under this Lease), Tenant shall notify Landlord in writing of the expected date of commencement thereof Landlord shall then have the right at any time to maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from any lien. In any event, Tenant shall pay, when due, all charges incurred by Tenant. Tenant shall not permit any lien to be asserted against the Premises or Property for any charge incurred or alleged to have been incurred by Tenant, and Tenant shall indemnify, defend Landlord against, and hold Landlord harmless from any and all liability, costs, damages therefrom.

      7.6.3 Unless Landlord requires removal, as provided elsewhere in this Lease, all alterations, improvements or additions which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term; provided Tenant's machinery, equipment and trade fixtures, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant prior to the end of the term of the Lease and subject to Tenant's obligations to maintain the Premises.

                        ARTICLE VIII HAZARDOUS SUBSTANCES

8.1 As used in this Lease, the term "Hazardous Substance" means any substance or material, the storage, use or disposal of which is or becomes regulated under any law, now or hereafter in effect.

8.2 Landlord warrants to Tenant that Landlord has not released or deposited on the Premises any Hazardous Substance, and Landlord has no knowledge of the presence of any Hazardous Substance on the Premises.

8.3 Without Landlord's prior written consent, Tenant shall not receive, store or otherwise allow any Hazardous Substance on the Premises or Property, except Hazardous Materials that are (A) used in Tenant's normal operation of properties similar to the Premise, provided the same are used, stored, or otherwise managed and disposed of in compliance in all material respects with applicable environmental laws, or (B) approved in writing by Landlord. In the event of any release by Tenant, its agents, representatives, employees, invitees, and/or assigns of any Hazardous Substances on or about the Premises or Property occurring on or after the Commencement Date of this Lease, Tenant agrees to immediately, fully and completely remove (and to dispose of such in accordance with applicable law) all of such Hazardous Substance from the Premises or Property even if the quantity or concentration of such Hazardous Substance would not require remediation under the provisions of law. Tenant further agrees to defend, indemnify, and hold harmless Landlord, its employees, agents and contractors and Lender from and against any and all losses, claims, liabilities, damages, demands, fines, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from any release by Tenant, its agents, representatives, employees, invitees, and/or assigns of any Hazardous Substances on or about the Premises or Property; the provisions of this sentence shall survive (and be enforceable after) the termination or expiration of this Lease and the surrender of the Premises by Tenant. If Tenant becomes aware of the release or presence on the Premises or Property of any Hazardous Substance, Tenant shall immediately advise Landlord of such release or presence, and Tenant further shall provide Landlord with copies of any reports, studies, recommendations or requirements received by Tenant from any third person including a governmental agency.

                         ARTICLE IX INSURANCE; INDEMNITY

9.1 Payment of Premium. "Insurance Premiums " are the actual cost of the insurance applicable to improvements on the Property and required to be carried by Landlord by this Lease and include, but are not limited to, requirements of a Lender. Landlord shall pay the cost of Insurance Premiums.

9.2 Liability Insurance.

      9.2.1 Carried by Tenant. Tenant shall, at Tenant's sole cost and expense, obtain and keep in force during the term of this Lease a commercial (comprehensive) liability insurance policy protecting Tenant, Landlord and any Lender(s) whose names have been provided to Tenant in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises. For the purposes of this Lease, a "Lender" is a mortgagee under a mortgage or a beneficiary under a deed of trust granted by Landlord or Landlord's predecessor and which is a lien on the Premises. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured - Managers or Landlords of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any inter-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

      9.2.2 Carried by Landlord. Landlord may also maintain liability insurance similar to that described in the preceding Section, in addition to and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

9.3 Property Insurance - Building, Improvements and Rental Value.

      9.3.1 Building and Improvements. Landlord shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Premises with such deductible amount as is selected by Landlord. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If the coverage is available and commercially reasonable, Landlord's policy or policies may insure against all risks of direct physical loss or damage (including the perils of flood and/or earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss. Such policies may also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor selected by the insurer.

      9.3.2 Rental Value. Landlord shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and any Lender(s), insuring the loss of the full rental and other charges payable by Tenant to Landlord for one year. Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected payments payable by Tenant for the next 12-month period.

9.4 Tenant's Property Insurance. Tenant, at its sole cost and expense, shall maintain insurance coverage on all of Tenant's personal property, trade fixtures and Tenant-owned alterations and improvements in the Premises similar in coverage to that required by this Lease to be carried by Landlord. Such insurance shall be full replacement cost coverage with a deductible not to exceed Five Thousand Dollars ($5,000) per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property, trade fixtures and the restoration of any Tenant owned improvements. Upon request from Landlord, Tenant shall provide Landlord with written evidence that such insurance is in force.

9.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord. Tenant shall cause to be delivered to Landlord, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required of Tenant by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Landlord. At least thirty (30) days prior to the expiration of such policies, Tenant shall furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord, after notice to Tenant and a reasonable opportunity for Tenant to cure, may obtain such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

9.6 Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under this Lease to the actual extent of the insurance actually retained. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

9.7 Indemnity.

      9.7.1 Landlord's Indemnity. Except to the extent of Tenant's comparative negligence or breach of an express provision of this Lease, Landlord shall indemnify, protect, defend and hold harmless the Tenant from and against all claims, loss of rent and damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and liabilities arising out of any act, omission or neglect of Landlord, its agents, contractors, employees or invitees, and out of any Default or Breach by Landlord in the performance in a timely manner of any obligation on Landlord's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Tenant) litigated or reduced to judgment. In case any action or proceeding be brought against Tenant by reason of any of the foregoing matters, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense. Tenant need not have first paid any such claim in order to be so indemnified. In the event of concurrent negligence of Landlord and Tenant resulting in injury or damage to persons or property and which relates to the construction, alterations, repair, addition to, subtraction from, improvement to or maintenance of the Premises, the indemnifying parties obligation to indemnify the other party as set forth in this Section shall be limited to the extent of the indemnifying party's negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors.

      9.7.2 Tenant's Indemnity. Except to the extent of Landlord's comparative negligence or breach of an express provision of this Lease, Tenant shall indemnify, protect, defend and hold harmless the Landlord and its Lenders from and against all claims, loss of rent and damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and liabilities arising out of, involving, or in connection with, the occupancy of the Premises by the Tenant, the conduct of the Tenant's business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated or reduced to judgment. in case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. In the event of concurrent negligence of Landlord and Tenant resulting in injury or damage to persons or property and which relates to the construction, alterations, repair, addition to, subtraction from, improvement to or maintenance of the Premises, the indemnifying parties obligation to indemnify the other party as set forth in this Section shall be limited to the extent of the indemnifying party's negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors.

9.8 Exemption of Landlord from Liability. Except as provided in Section 9.7.1, Landlord shall not be liable for injury or damage to the person or property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for any loss of income or profit of Tenant's business or any other consequential damage.

                         ARTICLE X DAMAGE OR DESTRUCTION

10.1 Partial Damage - Insured. If the Premises or Property are Partially Damaged and such damage was caused by a casualty covered under an insurance policy required to be maintained by Tenant or Landlord pursuant to this Lease, Landlord shall repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect. If, however, the insurance proceeds actually available to Landlord (after deduction of any proceeds required by a Lender to be applied to reduction of indebtedness) are not sufficient to effect such repair, Landlord shall not be obligates to make such repairs unless Tenant elects, without obligation to do so, to contribute, without right of reimbursement, the required amount. In the event that Landlord is not obligated and does not voluntarily agree to repair such damage, either Tenant or Landlord may declare this Lease terminated by thirty (30) days written notice to the other party.

10.2 Damage - Uninsured. In the event the Premises are damaged or destroyed by a casualty which is not covered under an insurance policy required to be maintained by Tenant or Landlord, the Landlord may elect to repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect. If Landlord does not so elect within thirty (30) days after the occurrence of the casualty to repair, either Tenant or Landlord may declare this Lease terminated by ten (10) days written notice to the other party; provided Tenant may avoid termination of this Lease if Tenant voluntarily agrees to pay, without right of reimbursement, all of the costs of such repairs by Landlord.

10.3 Total Destruction. If the Premises are Totally Destroyed by a casualty covered under an insurance policy required to be maintained by Tenant or Landlord pursuant to this Lease, this Lease shall automatically terminate as of the date of such total destruction.

10.4 Damage Near End of Term. If the premises are Partially Damaged during the last two (2) years of the term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after Landlord receives notice of occurrence of such damage; provided Landlord shall continue to have all rights to receive the proceeds of any insurance policy required by the Lease to be maintained by Tenant.

10.5 Abatement of Rent. If the Premises are Partially Damaged, the rent payable while such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

10.6 Definitions. For the purposes of this Lease, the term Partially Damaged shall be deemed to mean damage to the Premises (excluding any damage to Tenant owned property or alterations) which is reasonably estimated to cost to repair less than fifty percent (50%) and Totally Destroyed shall be deemed to mean damage to the Premises or Property (excluding any damage to Tenant owned property or alterations) which is reasonably estimated to cost to repair more than fifty percent (50%) of the reasonable fair market value of the improvements constituting the Premises (but not the land) calculated immediately prior to the occurrence of the damage. Cost shall include the cost to rebuild all of the damaged improvements owned by Landlord including demolition, debris removal, requirements of applicable building codes and other laws, mitigation requirements and without regard for depreciation.

                                ARTICLE XI TAXES

11.1 Taxes. As used herein, the term Taxes shall include any form of required payment, assessment, license fee, tax on rent, levy, penalty, or tax (other than Landlord's net income tax and inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax any legal or equitable interest of Landlord in the Property or Landlord's right to rent or other income therefrom.

11.2 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied on any leasehold improvements, fixtures, furnishings, equipment and other property of Tenant. Tenant shall cause such Tenant property to be assessed separately from Landlord's Property or reimburse Landlord for the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

                              ARTICLE XII UTILITIES

With the exception of electricity, which shall be separately metered for the Premises, and telephone service, Landlord shall pay for all utilities serving the Premises, which shall include all water, gas, drainage service, sewer service, garbage service, and other utilities and services supplied to the Premises, together with any taxes thereon. If the Landlord shall determine, in the exercise of Landlord's good faith review, that the Tenant's use of utilities is in excess of that normally used by a tenant occupying similar space, then Tenant shall pay Landlord upon demand as additional rent, the cost of such excess utility usage in addition to any other rent or charge due from Tenant under this Lease. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Premises.

                     ARTICLE XIII ASSIGNMENT AND SUBLETTING

13.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this lease or the Premises without Landlord's prior written consent, which consent may be conditioned, in addition to any other reasonable conditions, on a written assumption by the assignee or sublessee of the obligations of Tenant, a written guarantee of payment and performance by Tenant and a consent or reaffirmation of any guarantor of Tenant. Any purported assignment, transfer, mortgage, encumbrance, or subletting without consent shall be void and constitute a breach of this Lease. No option to renew or extend, if any, may be assigned by Tenant and no assignee or subtenant shall have any right to exercise any such option. The acceptance of rent by

Landlord from a person other than Tenant shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

13.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant's primary obligation to pay or perform any obligation under this Lease.

13.3 Assignment Fee. In the event that Landlord shall consent to a sublease or assignment under Article 13.1, Tenant agrees to reimburse Landlord for the reasonable out-of-pocket expenses incurred by Landlord in connection with such consent.

13.4 Assignment by Landlord. Landlord shall be permitted freely to assign all of its rights and obligations hereunder. In the event of a sale or other transfer of the Premises, whether by foreclosure or otherwise, in connection with a sale or financing of the Property the Tenant agrees to attorn to the new owner and to recognize such owner as the Landlord under this Lease and Tenant shall thereafter look solely to such transferee for performance of this Lease, with respect to obligations arising after such transfer. Landlord will notify Tenant in the event of an assignment, thereby establishing that all future liability and/or obligations of Tenant under this Lease shall be to assignee.

13.5 Permitted Assignment. Notwithstanding the foregoing, Tenant shall be permitted without Landlord's consent to assign this lease or sublet the Premises to any Affiliated Entity. The term "Affiliated Entity" includes any parent, successor by merger, or subsidiary of the Tenant and any person controlled by or under the common control with the Tenant, and any partnership of which the Tenant or any parent, successor by merger, or subsidiary of the Tenant, or any person controlled by or under common control with the Tenant, is a partner; provided, however, that Tenant shall not, without Landlord's prior written consent and approval (which written consent and approval shall not be unreasonably withheld or delayed) assign or sublet the Premises to any such partnership unless such partnership has a net worth equal to or surpassing that of Tenant.

                         ARTICLE XIV DEFAULTS; REMEDIES

14.1 Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

      14.1.1 The vacation or abandonment of the Premises by Tenant.

      14.1.2 The failure by Tenant to make any payment required to be made by Tenant hereunder, as and when due where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant.

      14.1.3 The failure by Tenant to observe or perform any of the provisions of this Lease (other than the payment of money) to be observed or performed by Tenant where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

      14.1.4 The making by Tenant or any guarantor of Tenant of any general assignment, or general assignment for the benefit of creditors; (ii) the filing by or against Tenant or any guarantor of Tenant of a petition to have Tenant adjudged a bankrupt or petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ten (10) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ten (10) days.

14.2 Remedies in Default. Subject to applicable law, Upon the occurrence of a Default by Tenant, Landlord, without notice to Tenant (except where expressly provided for in this Lease or by applicable law) may do any one or more of the following:

      14.2.1 Elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, and remove Tenant and all other persons and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and

      14.2.2 Exercise any other legal or equitable right or remedy which it may have.

14.3 Damages. If this Lease is terminated by Landlord pursuant to this section, Tenant nevertheless shall remain liable for (a) any rents and damages which may be due or sustained prior to such termination, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in re-letting the Premises to others from time to time until the original Termination Date of this Lease (all such rents, damages, costs, fees and expenses being referred to herein as "Termination Damages"), and (b) additional damages ("Post-Termination Damages"). In the event of Default by Tenant, Tenant's total liability shall be limited to the remaining gross Lease value. Post-Termination Damages, at the election of Landlord, shall be either:

      14.3.1 an amount equal to the rents which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rents, if any, which Landlord shall receive during such period from others to whom the Premises may be rented, in which case such Post-Termination Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such Post-Termination Damages for any month shall not in any manner prejudice the right of Landlord to collect any Post-Termination Damages for any subsequent month by a similar proceeding; or

      14.3.2 an amount equal to the present worth (as of the date of such termination) of rents which, but for termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser named by Landlord, in which case such Post-Termination Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this section, "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Premises; provided that Tenant may avoid the application of this section so long as Tenant voluntarily agrees to pay, and, in fact, does pay all sums due to date under the immediately preceding section within forty-five
(45) days of receipt of notice of Landlord's declaration of the termination of this Lease and Tenant continues thereafter to pay such amounts monthly until the Termination Date.

14.4 Miscellaneous. If Landlord elects to terminate this Lease following the default of Tenant, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the
Term) and on such terms and conditions (which may include concessions or free rent, alterations of the Premises and payment of brokers) as Landlord, in its sole discretion, may determine, and the costs thereof shall be included in the total of Landlord's Termination Damages which shall be paid by Tenant. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages.

14.5 Default By Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event sooner than ten (10) days after written notice by Tenant to Landlord and any Lender whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that the nature of the Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performances within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

14.6 Late Charges and Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of any sum due under this Lease will cause Landlord to incur costs not contemplated by this Lease and the amount of which is difficult to predict in advance. Accordingly, if any sum due from Tenant shall not be received by Landlord within ten (10) days after that said amount is due, then Tenant shall pay to Landlord a late charge of five percent (5%) of such overdue amount. In addition, any amount due to Landlord not paid when due shall bear interest at twelve percent (12%) per annum ("Default Rate") from the due date. Payment of such interest or late charge shall not excuse or cure any default by Tenant under this Lease. In the event that a check from Tenant is returned unpaid by Tenant's bank, Tenant shall pay an additional returned check charge of twenty-five dollars ($25) which Tenant agrees is reasonable and which is in addition to a late charge and interest charges if otherwise applicable.

14.7 Cure by Landlord. Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost. If Landlord at any time pays any sum or does any act that requires the payment of any sum, repayment of the sum paid by Landlord shall be due immediately from Tenant together with interest at the Default Rate.

14.8 Condemnation. If all of the Premises or any portion of the Premises which is reasonably necessary for the reasonably convenient use of the Premises are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is in referred to in this Lease as "condemnation") or if more than twenty-five percent (25%) of the floor area of all buildings constituting the Premises, or more than fifty percent (50%) of the parking areas on the Property is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking, or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession. If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion that the Premises remaining, provided the Basic Monthly Rent shall be reduced by the proportion to the floor area of the Premises taken by condemnation bears to the total floor area of the Premises. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any separately made award for moving and relocation expenses, loss of or damage to Tenant's trade fixtures and removable personal property.

                          ARTICLE XV GENERAL PROVISIONS

15.1 Reasonableness of Consent. Whenever the consent of Landlord or Tenant is required by the terms of this Lease, such consent shall not be unreasonably withheld or delayed although it may be subject to reasonable conditions.

15.2 Payments Are Rent. All payments due to Landlord from Tenant shall be deemed to be rent due under this Lease.

15.3 Estoppel Certificate.

      15.3.1 Each of Landlord and Tenant shall, at any time, on not less than fifteen (15) days prior written notice from Landlord, sign and deliver to the other a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of Landlord or Tenant under this lease, or specifying such defaults, if any, which are claimed, and agreeing to give reasonable written notice to a Lender of any future default. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

      15.3.2 Tenant's failure to deliver such statement within such time period shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one (1) month's rent has been paid in advance.

      15.3.3 If Landlord desires to sell, finance or refinance the Property, or any part thereof, Tenant hereby agrees to deliver to any Lender designated by Landlord such financial statements of Tenant as may be reasonably required by such Lender. Such statements shall include the past three (3) years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

15.4 Landlord's Interest. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title, vendee's interest under a real estate contract, or a tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall be binding upon Landlord's successors and assigns, only during their respective periods of ownership.

15.5 Signs. At Tenant's own expense, Tenant may place one or more signs on the Property so long as (i) Tenant has obtained Landlord's prior written consent for the specific sign proposed by Tenant, (ii) such sign(s) conform to all applicable governmental rules and regulations, (iii) Tenant maintains such sign is good condition and appearance and (iv) at the termination of this Lease, Tenant shall remove all such signs and repair any damage caused by such sign or its removal at Tenant's sole expense.

15.6 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

15.7 Time of Essence. Time is of the essence.

15.8 Captions. Article and paragraph captions are for convenience only are not a part of this Lease.

15.9 Incorporation of Prior Agreement; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

15.10 Waiver. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

15.11 Recording. Tenant shall not record this Lease or allow the filing of a UCC financing statement containing the legal description of the Property without Landlord's prior written consent, and such recordation or filing shall, at the option of Landlord, constitute a noncurable default of Tenant hereunder.

15.12 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental equal to one hundred fifty percent (150%) of the Basic Monthly Rent due for the last month of the Lease term plus all other charges payable hereunder, and upon the terms hereof applicable to a month to month tenancy.

15.13 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

15.14 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

15.15 Binding Effect; Choice of Law; Proration. Subject to any provisions hereof restricting assignment or subletting by Tenant or as may be expressly provided in this Lease, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state where the Premises are located.

15.16 Subordination.

      15.16.1 This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any Lender or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, regardless whether this Lease is dated prior or subsequent to such mortgage, deed of trust or ground lease, or the date of recording thereof.

      15.16.2 Provided that the mortgagee or beneficiary, as the case may be, shall agree to recognize this Lease in the event of foreclosure if Tenant is not in default at such time subject to such provisions relating to the disposition or application of insurance or condemnation proceeds as may be contained in such mortgagee or beneficiary's loan documents, Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.

15.17 Attorneys Fees. If Tenant or Landlord brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys fees to be paid by the losing party as fixed by the court.

15.18 Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or Lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises signs advertising the availability for sale of the Property or a portion thereof, and, during the last one hundred twenty (120) days of the term of this Lease, Landlord may place signs on the Premises advertising the availability for lease of the Premises so long as such signs do not unreasonably obscure Tenant's existing signs identifying its business.

15.19 Auctions. Tenant shall not advertise or conduct any auction or going out of business sale in the Premises.

15.20 Corporate Authority. If Tenant is a legal entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity and that this Lease is binding upon such entity in accordance with its terms.

15.21 Landlord's Liability. Any claim by Tenant against Landlord shall be limited to the Landlord's interest in the Property, and Tenant expressly waives any and all rights to proceed against any other assets of Landlord or any owner of Landlord.

15.22 Notices. Wherever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by registered or certified United States mail, postage prepaid, addressed to the address stated at the beginning of this Lease or such subsequent address as may have been specified for such purpose in a written notice given to the other party.

15.23 Arbitration. Any dispute or difference which shall arise between the parties relating to the construction, meaning or effect of this Lease, or of the rights or liabilities of the parties hereunder, shall be referred to arbitration by a single arbitrator unless such arbitrator does not have the legal authority to provide the complete remedy or complete relief sought by the initiating party or if any person or entity relevant to such dispute or difference cannot be brought before the arbitrator and bound by the judgment thereof. If the parties cannot agree, within ten (10) days of demand of a party on the identity of the arbitrator, the Presiding Judge of the Superior Court for King County, upon an appropriate request which either party may make, shall appoint the arbitrator.

15.24 Resolutions. Contemporaneously with the signing of this Lease, Tenant shall provide to Landlord a certified copy of resolutions of its board of directors authorizing the execution and delivery of this Lease by its specified representative.

15.25 Broker Commissions. Tenant hereby warrants and represents to Landlord that Tenant has not engaged or dealt with any broker, finder or other person (other than the brokers listed in Paragraph 1.15, Agency Disclosure) who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease. Tenant shall indemnify and hold Landlord harmless against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by such broker or finder on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. Landlord shall pay Tenant's agent a standard real estate fee in the amount of five percent (5%) of the gross lease value, one half due upon lease execution, one half upon lease commencement.

15.26 Exhibits. The Exhibits as listed in Article I are attached and are a part of this Lease:

LANDLORD:                              TENANT:

BY: /s/ Val Thomas                     BY: /s/ Benjamin C. Nourse
    --------------                         ----------------------

ITS: Manager                           ITS: Chairman
    --------------                         ----------------------

                                    LANDLORD

STATE OF WASHINGTON           )
                              ) ss.
COUNTY OF KING                )

I certify that I know or have satisfactory evidence that Benjamin C. Nourse, the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the _________________ of ____________________, to be the free and voluntary act of such party for the uses and purposes stated therein.

Dated: 03/01/99

Name: /s/ Juanita K. Gardner
      ----------------------------
NOTARY PUBLIC, state of Washington
My appointment expires 07/28/02

                                     TENANT

STATE OF WASHINGTON           )
                              ) ss.
COUNTY OF KING                )

I certify that I know or have satisfactory evidence that Val Thomas, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Manager of Eastlake at Hamlin, LLC, to be the free and voluntary act of such party for the uses and purposes stated therein.

Dated: 03/03/99

Name: /s/ Karla A. Holmes
      ----------------------------
NOTARY PUBLIC, state of Washington
My appointment expires 11/18/01

                                   Exhibit "A"

                                LEGAL DESCRIPTION

LOTS 12, 13 & 14, BLOCK 19 DENNY FURMAN ADDITION TO CITY OF SEATTLE ACCORDING TO PLAT RECORDED IN VOLUME 7 OF PLATS PAGE 34 RECORDS OF KING COUNTY, WA.

                                   Exhibit "B"

                                    PREMISES

                                    [diagram]

                                   Exhibit "C"

                               BASE RENT SCHEDULE


Months 1 - 36       March 1, 1999 to February 28, 2002      $4,312.50 per month

                                   Exhibit "D"

                                   BASE PLANS

RIEHL CONSTRUCTION SERVICES, INC.

                                  Scope of Work

                                December 21, 1998
                            Revised January 25, 1999

                               Eastlake and Hamlin
                                  GreatFood.Com

The following scope of work is based on a verbal outline by Carolyn Statler of Val Thomas Inc.

General Conditions includes the following:

      a)    A project duration of three weeks

      b) Building permit obtained by General Contractor. Cost of permit paid by owner.

Asbestos Removal includes the following:

      a)    Asbestos testing and removal, if required, provided by landlord

Continuous and Final Clean includes the following:

      a)    Continuous clean up of jobsite during construction

      b)    Final cleaning by landlord

Demolition includes the following:

      a)    Remove damaged ceiling tile and grid in conference room area

      b)    Remove pipe stubs in floor

      d)    Remove approximately 27 LF built in cabinet stem wall

      d)    Remove mirror trim from two columns

      e)    Remove steel pedestals mounted in floor

      f)    Remove miscellaneous debris found in space

      g)    Remove carpet and pad

      h)    Dump fees for above debris

Insulation includes the following:

      a)    Approximately 380 SF insulation

Wood Doors includes the following:

      a) One (1) EA 3/0 x 7/0 paint grade wood door with 1 x 2 paint grade casing

Finish Hardware includes the following:

      a) An allowance of $100.00 for a cylindrical lever latch set, 1 1/2 pair hinges, and door stop

Gypsum Wallboard includes the following:

      a)    Patch all holes in walls

      b)    26 LF new partition at conference room

      c)    Re-skim columns where mirror removed

      d)    Finish tape "greenboard" as required

Acoustic Ceiling includes the following:

      a)    Approximately 160 SF new acoustic ceiling at previous walk-in cooler

      b)    Approximately 192 SF new acoustic ceiling at conference room

      c)    Acoustic ceiling soffit at change in elevation

Ceramic Tile includes the following:

      a)    Grout holes in 12" x 12" tile

      b) Install new 4 x 4 white tile where colored tiles and tiles with holes occur

      c)    Please note: Infill of 4" ceramic tile on walls is not included

Floor Prep includes the following:

      a)    Infill holes in floor where plumbing removed with new concrete plugs

      b)    Infill grout joints of existing tile that remains

      c)    Infill areas of missing file with topping compound

Carpet includes the following:

      a) 254 SY of 28 oz. level loop carpet in a glue down application by an allowance of $12.10 per SY to include installation

Painting includes the following:

      a)    Seal and paint wallcovering

      b)    All new walls to receive 1 coat primer and 1 coat finish

      c)    New millwork to receive 1 coat primer and 1 coat finish

      d)    All existing walls to receive 2 coats finish

      e) Ceiling deck, mechanical, acoustical ceiling tile and grid and electrical conduits painted out

      f) Plastic laminate "burl" soffit to be sanded and painted to match ceiling

Fire Protection includes the following:

      a) Modify five (5) EA existing heads to new height / location to provide for code coverage.

Plumbing includes the following:

      a)    Provide new sink at back wall area

      b)    Terminate and cap old waste lines

      c)    Terminate and cap gas lines

      d)    Cap and fill in floor sinks and drains

HVAC includes the following:

      a)    Add three (3) EA new supply diffusers

      d)    Relocate return grill and add one (1) return grill

      e)    Inspect and verify operation of existing equipment

      f)    Miscellaneous demolition

      g)    Simple mechanical permit

Electrical includes the following:

      a)    Cap power in removed walls

      b)    Firecaulk openings where conduit terminated

      c)    Modify boxes at tiled wall

      d) Relocate one (1) 1 EA 2 x 4 fluorescent fixture at new conference room

      e)    Add two (2) 1 EA 2 x 4 fluorescent fixture at new conference room

      f) Add three (3) 1 EA 2 x 4 fluorescent fixture at old walk in freezer area

      g)    Add four (4) EA track heads

      h)    Label electrical panel

      i)    Clean up and demolition of abandoned circuits

      i)    150 LF of Wiremold 4000 at perimeter walls with 20 EA duplex outlets

      k)    Ten (10) EA power poles with twenty (20) EA duplex outlets

      l) Forty (40) EA outlets wired with Cat 5 cable for phone and data. Please Note: Terminations at patch panel performed by others.

      m)    Twenty (20) EA circuits for above outlets

      n)    Miscellaneous lighting repair

      o)    Permit for above work

A construction contingency is not included in this proposal.

Other clarifications:

Washington State Sales Tax is not included in this proposal.

No work other than specifically outlined above is included in this proposal.

Additions and alterations due to local building officials and governing agencies.

All work during regular business hours.

REIHL Construction Services, Inc.
2366 Eastlake Ave. East # 406
Seattle, WA  98102-3366

PROJECT:  Eastlake & Hamlin  "GreatFood.Com"

Date:  December 21, 1998 Revised January 25, 1999


---------------------------------------------------------------------------------------
CODE     DESCRIPTION              QUALIFY   LABOR   MAT'L   SUBS  EQUIP  MISC   TOTAL
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
01100       GENERAL CONDITIONS              1260     250      0     0     --       1510
---------------------------------------------------------------------------------------
01060       PERMITS & FEES         Owner       0       0      0     0     --          0
---------------------------------------------------------------------------------------
01400       TESTS & INSPECTIONS    Owner       0       0      0     0     --          0
---------------------------------------------------------------------------------------
01530       BARRICADE/ENCLOSE       None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
01710       CONT/FINAL CLEAN                 200     125      0     0     --        325
---------------------------------------------------------------------------------------
02050       DEMOLITION                       480     250      0     0     --        730
---------------------------------------------------------------------------------------
02080       ASBESTOS REMOVAL       Owner      --      --     --    --     --          0
---------------------------------------------------------------------------------------
06100       ROUGH CARPENTRY         None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
06200       FINISH CARPENTRY        None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
06400       CUSTOM CASEWORK         None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
07200       INSULATION                         0       0    148     0     --        148
---------------------------------------------------------------------------------------
08200       WOOD DRS & FRAMES                100     375      0     0     --        475
---------------------------------------------------------------------------------------
08700       FINISH HARDWARE                   25     100      0     0     --        125
---------------------------------------------------------------------------------------
08800       GLASS & GLAZING         None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
09250       GYPSUM WALLBOARD                   0       0   2172     0     --       2172
---------------------------------------------------------------------------------------
09500       ACOUSTICAL CEILING                 0       0    993     0     --        993
---------------------------------------------------------------------------------------
09650       CERAMIC TILE                       0       0    481     0     --        481
---------------------------------------------------------------------------------------
09678       RUBBER BASE             None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
09680       CARPET                             0       0   3099     9     --       3099
---------------------------------------------------------------------------------------
09700       FLOOR PREP                       192     175      0     0     --        367
---------------------------------------------------------------------------------------
09900       PAINT                              0       0   2886     0     --       2886
---------------------------------------------------------------------------------------
10150       TOILET PARTITIONS       None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
10400       SIGNAGE                 None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
10800       TOILET ACCESSORIES      None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
11450       APPLIANCES              None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
12500       WINDOW TREATMENT        None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
15300       FIRE PROTECTION                    0       0    875     0     --        875
---------------------------------------------------------------------------------------
15400       PLUMBING                           0       0   1724     0     --       1724
---------------------------------------------------------------------------------------
15500       HVAC                               0       0   1679     0     --       1679
---------------------------------------------------------------------------------------
16000       ELECTRICAL             Allow       0       0   8114     0     --       8114
---------------------------------------------------------------------------------------
16400       LIFE SAFETY             None       0       0      0     0     --          0
---------------------------------------------------------------------------------------
17000       CONTINGENCY             None       0       0      0     0      0          0
---------------------------------------------------------------------------------------
                                   TOTALS    2257   1275  22171     0      0      25703
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                   TOTALS    2257   1275  22171     0      0      25703
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
00610-100   PERFORMANCE BOND        N.I.C
---------------------------------------------------------------------------------------
            W.S.S.T.                N.I.C
---------------------------------------------------------------------------------------
01000-200   LABOR BURDEN              790
---------------------------------------------------------------------------------------
01060-230   B & O Tax                 198
---------------------------------------------------------------------------------------
00650-100   P/L INSURANCE             160
---------------------------------------------------------------------------------------
00650-100   P/D INSURANCE              69
---------------------------------------------------------------------------------------
00650-140   BUILDERS RISK INSUR.       53
---------------------------------------------------------------------------------------
                                      1270                                         1270
---------------------------------------------------------------------------------------
                                                             SUBTOTAL             26973
---------------------------------------------------------------------------------------
                                                             O & P                 2697
---------------------------------------------------------------------------------------
                                                             TOTAL                29670
---------------------------------------------------------------------------------------

                                   Exhibit "E"

                                  WORK SCHEDULE

RIEHL CONSTRUCTION SERVICES, INC.
2366 Eastlake Ave. E. #406     Seattle, WA 98102-3366   Prepared By:___________

                                                        Sheet ______ of _______

Short Interval Schedule For:
AS OF: ____________________


         Dates
-------------------------------------------------------------------------------------------------------------------
Activity       M   T    W   T    F   W/E M   T    W   T    F   W/E M   T    W   T    F   W/E M   T    W   T   F
-------------------------------------------------------------------------------------------------------------------
Demolition              X   X
-------------------------------------------------------------------------------------------------------------------
Infill Floor                     X       X
-------------------------------------------------------------------------------------------------------------------
Acoustic
Ceiling                                                    X
-------------------------------------------------------------------------------------------------------------------
HVAC                                                               X   X
-------------------------------------------------------------------------------------------------------------------
Sprinklers                                                         X   X
-------------------------------------------------------------------------------------------------------------------
Plumbing                                              X    X
-------------------------------------------------------------------------------------------------------------------
Gypsum
Wallboard                                                          X   X    X
-------------------------------------------------------------------------------------------------------------------
Door/Hardware                                                               X
-------------------------------------------------------------------------------------------------------------------
Paint                                                                       X   X    X
-------------------------------------------------------------------------------------------------------------------
Demo Elect.
-------------------------------------------------------------------------------------------------------------------
Electrical                                                 X                         X       X   X    X
-------------------------------------------------------------------------------------------------------------------
Carpet                                                                                                    X   X
-------------------------------------------------------------------------------------------------------------------
Rubber Base                                                                                                   X
-------------------------------------------------------------------------------------------------------------------
Final Clean                                                                                                   X
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

         Dates
---------------------------------------------
Activity       W/E M   T    W   T   F    W/E
---------------------------------------------
Demolition
---------------------------------------------
Infill Floor
---------------------------------------------
Acoustic
Ceiling
---------------------------------------------
HVAC
---------------------------------------------
Sprinklers
---------------------------------------------
Plumbing
---------------------------------------------
Gypsum
Wallboard
---------------------------------------------
Door/Hardware
---------------------------------------------
Paint
---------------------------------------------
Demo Elect.
---------------------------------------------
Electrical
---------------------------------------------
Carpet
---------------------------------------------
Rubber Base
---------------------------------------------
Final Clean
---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------